Exhibit 5.1

Bass, Berry & Sims PLC

July 3, 2014

Engility Holdings, Inc.
3750 Centerview Drive
Chantilly, VA 20151

Re: Shelf Registration Statement of Engility Holdings, Inc. on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Engility Holdings, Inc., a Delaware corporation (“Engility”), Engility Corporation, a Delaware corporation (“EGC,” and together with Engility, the “Companies”), and each of the subsidiaries of the Companies listed on Schedule A, attached hereto (each, a “Subsidiary Guarantor,” and collectively, the “Subsidiary Guarantors”) in connection with the shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on June 4, 2014 (File No. 333-196512) (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”) and as amended by the Post-Effective Amendment (the “Post-Effective Amendment”) to be filed with the Commission on the date hereof, pursuant to the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Companies and the Subsidiary Guarantors to render this opinion in connection with the filing of the Post-Effective Amendment.

The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by (i) the Companies of (A) debt securities (the “Debt Securities”), in one or more series, which may be either senior debt securities or subordinated debt securities to be issued pursuant to indentures between one or more of the Companies and a trustee or bank to be named therein (the “Trustee”), in the forms attached as Exhibits 4.5 and 4.6 to the Registration Statement, as such indentures may be supplemented for any series of Debt Securities (collectively, the “Indenture”) and (B) guarantees of the Debt Securities by one or more of the Companies or the Subsidiary Guarantors (the “Guarantees”); and (ii) Engility of (A) shares of preferred stock, par value $0.01 per share, in one or more series or classes (the “Preferred Stock”), (B) shares of common stock, par value $0.01 per share (the “Common Stock”), (C) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”) or (D) units composed of any of the foregoing (the “Units”). The Debt Securities, the Guarantees, the Preferred Stock, the Common Stock, the Warrants and the Units are collectively referred to herein as the “Securities.”

In rendering our opinion, we have reviewed the Registration Statement, the Post-Effective Amendment and the exhibits thereto. We have also reviewed such corporate documents and records of the Companies and Subsidiary Guarantors, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion. We also have been furnished with, and have relied upon, certificates of officers of the Companies and Subsidiary Guarantors with respect to certain factual matters.

Engility Holdings, Inc.

July 3, 2014

Except to the extent we opine as to the binding effect and/or enforceability of certain documents as set forth in paragraphs 1, 2, 5 and 6 below, we have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacity of all natural persons.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. (a) When the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the respective Boards of Directors of the Companies, as applicable, of resolutions duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Companies against payment therefor in accordance with the terms and provisions of such Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto, including, without limitation the Post-Effective Amendment, and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act and been timely filed with the Commission, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Companies or result in a default under or breach of any agreement or instrument binding upon the Companies, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Companies, whether imposed by any court or governmental or regulatory body having jurisdiction over the Companies, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), then the Debt Securities (including any Debt Securities issued in exchange or in settlement of Units that are exchangeable or settled into Debt Securities) will constitute valid and binding obligations of the Companies, enforceable against the Companies in accordance with the terms of the Debt Securities.

2. (a) When the Debt Securities and Guarantees have been duly established in accordance with the Indenture (including, without limitation, the adoption by the respective Boards of Directors of the Companies, as applicable, and of the Subsidiary Guarantors (or comparable proceedings of the managing board or entity of any Subsidiary Guarantor that is not a corporation) of resolutions duly authorizing the issuance and delivery of the Debt Securities and Guarantees), duly authenticated by the Trustee and duly executed and delivered on behalf of the Companies and the Subsidiary Guarantors against payment therefor in accordance with the terms and provisions of such Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto, including, without limitation, the Post-Effective Amendment, and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities and related Guarantees as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement

Engility Holdings, Inc.

July 3, 2014

(s), and (d) assuming that the Debt Securities and related Guarantees as executed and delivered do not violate any law applicable to the Companies or the Subsidiary Guarantors or result in a default under or breach of any agreement or instrument binding upon the Companies or the Subsidiary Guarantors, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Companies, and the Guarantees comply with all requirements and restrictions, if any, applicable to the Companies and the Subsidiary Guarantors, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Companies or the Subsidiary Guarantors, and (f) assuming that the Debt Securities and the related Guarantees are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Guarantees will constitute valid and binding obligations of the Companies and the Subsidiary Guarantors that have issued such Guarantees, enforceable against such Companies and Subsidiary Guarantors in accordance with the terms of the Guarantees.

3. (a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of Engility’s Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), and Amended and Restated Bylaws (“Bylaws”), and applicable law, and upon adoption by the Board of Directors of Engility of a resolution in form and content as required by applicable law, and (b) assuming that either an appropriate certificate of amendment of Engility’s Certificate of Incorporation or a certificate of designation, in either case, fixing and determining the terms of such class or series of Preferred Stock has been duly approved by Engility’s Board of Directors and been filed with and accepted for record by the Secretary of State of the State of Delaware, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto, including, without limitation, the Post-Effective Amendment, and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act and been timely filed with the Commission, and (d) assuming that upon the issuance of such Preferred Stock, the total number of issued and outstanding shares of the applicable class or series of Preferred Stock will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that Engility is then authorized to issue under its Certificate of Incorporation, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another class or series of Preferred Stock, (ii) the exercise of any duly issued Warrants exercisable for Preferred Stock, (iii) the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock or (iv) the exchange or settlement of Units that are exchangeable or able to be settled for Preferred Stock), will be validly issued, fully paid and nonassessable.

4. (a) Upon adoption by the Board of Directors of Engility of a resolution in form and content as required by applicable law authorizing the issuance and sale of Common Stock, and (b) assuming that the Registration Statement and any required post-effective amendment(s) thereto, including, without limitation, the Post-Effective Amendment, and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act have been timely filed with the Commission, and (c) assuming that upon the issuance of such Common

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July 3, 2014

Stock, the total number of issued and outstanding shares of Common Stock will not exceed the total number of shares of Common Stock that Engility is then authorized to issue under its Certificate of Incorporation, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock being issued by Engility (including any Common Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) the exercise of any duly issued Warrants exercisable for Common Stock, (iii) the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock, or (iv) the exchange or settlement of Units that are exchangeable or able to be settled for Common Stock), will be validly issued, fully paid and nonassessable.

5. (a) When a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered and the Warrants and the other Securities for which the Warrants will be exercisable have been duly authorized by Engility’s Board of Directors, and (b) assuming that the terms of the Warrants and of their issuance and sale have been duly established in conformity with Engility’s Certificate of Incorporation and Bylaws and the Warrant Agreement, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto, including, without limitation, the Post-Effective Amendment, and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act and been timely filed with the Commission, and (d) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Warrants, as executed and delivered, do not violate any law applicable to Engility or result in a default under or breach of any agreement or instrument binding upon Engility, and (f) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to Engility, whether imposed by any court or governmental or regulatory body having jurisdiction over Engility, and (g) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Warrant Agreement and by such resolution, the Warrants (including any Warrants issued upon the exchange or settlement of Units that are exchangeable or able to be settled for Warrants) will constitute valid and binding obligations of Engility, enforceable against Engility in accordance with their terms, and the Warrants will be validly issued.

6. (a) When a unit agreement relating to the Units (the “Unit Agreement”) has been duly authorized, executed and delivered and the Units have been duly authorized by Engility’s Board of Directors, and (b) assuming that the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto, including, without limitation, the Post-Effective Amendment, and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act and been timely filed with the Commission, and (d) assuming that the terms of the Units as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Units, as executed and delivered, do not violate any law applicable to Engility or result in a default under

Engility Holdings, Inc.

July 3, 2014

or breach of any agreement or instrument binding upon Engility, and (f) assuming that the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to Engility, whether imposed by any court or governmental or regulatory body having jurisdiction over Engility, and (g) assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Units in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Unit Agreement and by such resolution, the Units will constitute valid and binding obligations of Engility.

The opinions set forth in paragraphs 1, 2, 5 and 6 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies, (iv) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, and (v) we express no opinion with respect to the enforceability of any waiver of any usury defense.

To the extent that the obligations of the Companies and the Subsidiary Guarantors with respect to the Securities may be dependent on such matters, we assume for purposes of this opinion that the other party under the Indenture for any Debt Securities or Guarantees, under the Warrant Agreement for any Warrants and under the Unit Agreement for any Units, namely, the Trustee, the warrant agent or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Indenture, Warrant Agreement or Unit Agreement, as applicable; that such Indenture, Warrant Agreement or Unit Agreement has been duly authorized, executed and delivered by such other party and constitutes the legally valid, binding and enforceable obligation of such other party, enforceable against such other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such Indenture, Warrant Agreement or Unit Agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Indenture, Warrant Agreement or Unit Agreement, as applicable.

Our opinions expressed herein are limited to the Delaware General Corporation Law and the laws of the State of New York. We do not express any opinion with respect to the law of any other jurisdiction or to the securities or “blue sky” laws of any jurisdiction or to state or federal antitrust laws. The opinions expressed in this opinion letter are strictly limited to the matters stated in this opinion letter and no other opinions are to be implied.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter

Engility Holdings, Inc.

July 3, 2014

may come to our attention. This opinion is being rendered for the benefit of the Companies and the Subsidiary Guarantors in connection with the matters addressed herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Post-Effective Amendment in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Bass, Berry & Sims PLC

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